Exhibit 4

Schedule of Transactions

Shamrock Activist Value Fund I, L.P.

Date	Number of Ordinary Common Shares Purchased or Sold	Price Per Ordinary Common Share in $US*	Total Purchase or Sale Price
05/15/09	54,932	$30.0590	$1,651,201
05/18/09	54,932	$30.0025	$1,648,097
05/19/09	54,932	$30.3167	$1,665,357
05/20/09	54,932	$30.5476	$1,678,041
05/21/09	59,926	$29.8870	$1,791,008
05/22/09	59,926	$29.9568	$1,795,191
05/26/09	59,926	$29.9200	$1,792,986
07/01/09	-410,542	$32.1760	$-13,209,599

Total:	-11,036		$-1,187,718

Shamrock Activist Value Fund II, L.P.

Date	Number of Ordinary Common Shares Purchased	Price Per Ordinary Common Share in $US*	Total Purchase Price
05/15/09	34	$30.0590	$1,022
05/18/09	34	$30.0025	$1,020
05/19/09	34	$30.3167	$1,031
05/20/09	34	$30.5476	$1,039
05/21/09	37	$29.8870	$1,106
05/22/09	37	$29.9568	$1,108
05/26/09	37	$29.9200	$1,107

Total:	247		$7,433

Shamrock Activist Value Fund III, L.P.

Date	Number of Ordinary Common Shares Purchased	Price Per Ordinary Common Share in $US*	Total Purchase Price
05/15/09	34	$30.0590	$1,022
05/18/09	34	$30.0025	$1,020
05/19/09	34	$30.3167	$1,031
05/20/09	34	$30.5476	$1,039
05/21/09	37	$29.8870	$1,106
05/22/09	37	$29.9568	$1,108
05/26/09	37	$29.9200	$1,107

Total:	247		$7,433

Shamrock Activist Value Fund IV, L.P.

Date	Number of Ordinary Common Shares Purchased	Price Per Ordinary Common Share in $US*	Total Purchase Price
07/01/09	410,542	$32.1760	$13,209,599

*	Excludes Brokerage Commissions